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FOR IMMEDIATE RELEASE	Dennard-Lascar Associates
Rick Black / Ken Dennard
Investor Relations
713-529-6600

Luby’s Reports Second Quarter Fiscal 2017 Results

HOUSTON, TX - April 19, 2017 - Luby’s, Inc. (NYSE: LUB) (“Luby’s”) today announced unaudited financial results for its twelve-week second quarter fiscal 2017, which ended on March 15, 2017. Comparisons in this press release for the second quarter fiscal 2017 are referred to as “second quarter.”

Second Quarter Key Metrics

•	Opened three Fuddruckers franchise locations: one domestic and two international locations

•	Capital expenditures decreased $2.2 million in the second quarter compared to the second quarter fiscal 2016

•	Same-store sales decreased 3.8%

Chris Pappas, President and CEO, commented, “During the second quarter we achieved improved cost controls and reduced our capital expenditures as previously planned. Going forward we will continue our efforts to control costs while remaining focused on an enhanced guest experience across all of our brands in a reduced sales environment. In addition, we continue to evaluate under-performing store locations and, when appropriate, close stores to improve overall company profitability.

"We opened three Fuddruckers franchise locations in the second quarter and one new company-owned location earlier this month in our third quarter of fiscal 2017. In December, we announced a new and exclusive partnership with H-E-B grocery stores in the state of Texas to sell Luby’s famous Mac & Cheese. We then expanded our retail product line to include Luby’s famous Fried Fish in February. We remain encouraged by the sales of these dishes and for the opportunity this additional product branding establishes for our company. We remain optimistic in our ability to demonstrate financial improvement and to strengthen our iconic brands that guests have loved and trusted for decades.”

Same-Store Sales Year-Over-Year Comparison

	Quarter Ended		Two Quarters Ended
	December 21, 2016	March 15, 2017	March 15, 2017
	Q1 2017(3)	Q2 2017(3)	YTD Q2 2017(3)
	(16 weeks vs 16 weeks)	(12 weeks vs 12 weeks)	(28 weeks vs 28 weeks)
Luby’s Cafeterias	(2.2)%	(4.4)%	(3.1)%
Fuddruckers Restaurants	(1.6)%	(1.1)%	(1.4)%
Combo locations (1)	(2.3)%	(6.5)%	(4.3)%
Cheeseburger in Paradise	(7.8)%	(7.3)%	(7.6)%
Total same-store sales (2)	(2.3)%	(3.8)%	(2.9)%

(1)	Combo locations consist of a side-by-side Luby’s Cafeteria and Fuddruckers Restaurant at one property location.

(2)
Luby’s includes a restaurant’s sales results into the same-store sales calculation in the quarter after that store has been open for six complete consecutive quarters. In the second quarter, there were 86 Luby’s Cafeterias, 58 Fuddruckers locations, all 6 Combo locations, and all 8 Cheeseburger in Paradise locations that met the definition of same-stores.

(3)	Q1 2017, Q2 2017, and Year-to-date Fiscal 2017 same-store sales reflect the change in restaurant sales for the locations included in the same-store grouping for each of the comparable periods.

Second Quarter Restaurant Sales:
($ thousands)

	Quarter Ended
Restaurant Brand	March 15, 2017	March 9, 2016	Change ($)	Change (%)
	(12 weeks)	(12 weeks)	(12 weeks vs 12 weeks)
Luby’s Cafeterias	$49,975	$52,915	$(2,940)	(5.6)%
Fuddruckers	22,860	24,567	(1,707)	(6.9)%
Combo locations	4,951	5,295	(344)	(6.5)%
Cheeseburger in Paradise	3,278	3,537	(259)	(7.3)%
Total Restaurant Sales	$81,064	$86,314	$(5,250)	(6.1)%

•	Restaurant sales in the second quarter decreased to $81.1 million, a decrease of 6.1% versus the second quarter fiscal 2016.

•
Luby’s Cafeterias sales decreased $2.9 million versus the second quarter fiscal 2016, due to the closure of two locations over the prior year and a 4.4% decrease in Luby’s same-store sales. The 4.4% decrease was the result of a 6.6% decrease in guest traffic partially offset by a 2.2% increase in average spend per guest primarily due to a modest price increase and reduced discounting.

•
Fuddruckers sales at company-owned restaurants decreased $1.7 million versus the second quarter fiscal 2016, due to six restaurant closings over the prior year and a 1.1% decrease in same-store sales, offset by the opening of three company-owned Fuddruckers locations over the prior year. The 1.1% decrease in same-store sales was the result of a 2.8% decrease in guest traffic offset by a 3.9% increase in average spend per guest.

•
Combo location sales decreased $0.3 million and represented 6.1% of total restaurant sales in the second quarter. Approximately half of the decline in sales occurred at one Combo location. Two of the six Combo locations increased sales by 2.2% and 3.4%, respectively.

•	Cheeseburger in Paradise sales decreased $0.3 million, or 7.3%, compared to a significant prior year same-store sales increase of 4.2%.

•
Store level profit, defined as restaurant sales plus vending revenue less cost of food, payroll and related costs, other operating expenses, and occupancy costs, was $10.2 million, or 12.6% of restaurant sales, in the second quarter compared to $12.7 million, or 14.8% of restaurant sales, during the second quarter fiscal 2016. While cost controls were more efficient in labor scheduling, food cost management, and certain restaurant operation costs, the lower overall sales volumes led to the decrease in store level profitability. Store level profit is a non-GAAP measure, and reconciliation to income from continuing operations is presented after the financial statements.

•
Culinary Contract Services revenues decreased to $3.3 million with 23 operating locations during the second quarter compared to $3.9 million with 28 operating locations during the second quarter fiscal 2016. Culinary Contract Services profit margin increased to 10.5% of Culinary Contract Services sales in the second quarter compared to 10.2% in the second quarter fiscal 2016.

•
Franchise revenue increased $119 thousand, or 7.0%, in the second quarter compared to the second quarter fiscal 2016. The increase included (1) an approximate $291 thousand increase in non-royalty related fee income in realized franchise development fees, partially offset by (2) an approximate $172 thousand decrease in franchise royalties due in part to the closure of certain franchise locations, lower international royalty income, and same-store sales declines at franchise locations, partially offset by the opening of new franchise locations. In the second quarter, franchisees opened two international locations (in Canada and Panama) and one domestic location (in Nevada). Two locations also closed during the second quarter.

•
Loss from continuing operations was $12.8 million, or a loss of $0.44 per diluted share, compared to a loss of $0.6 million, or a loss of $0.02 per diluted share, in the second quarter fiscal 2016. Excluding special non-cash items, loss from continuing operations was $2.1 million, or a loss of $0.07 per diluted share, in the second quarter compared to a loss of $0.9 million, or a loss of $0.03 per diluted share, in the second quarter fiscal 2016. Loss from continuing operations, excluding special items, is a non-GAAP measure, and reconciliation to loss from continuing operations is presented below.

Reconciliation of Loss from continuing operations to Loss from continuing operations, before special items (1,2):

	Q2 FY2017		Q2 FY2016
Item	Amount ($000s)	Per Share ($)	Amount ($000s)	Per Share ($)
Loss from continuing operations	$(12,836)	$(0.44)	$(582)	$(0.02)
Net loss (gain) on disposition of property and equipment, and provision for asset impairments and restaurant closings, net	4,153	0.14	(343)	(0.01)
Deferred tax asset valuation allowance	$6,627	0.22	—	—
Loss from continuing operations, before special items	$(2,056)	$(0.07)	$(925)	$(0.03)

(1)
We use loss from continuing operations, before special items, in analyzing results, which is a non-GAAP financial measure. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. Luby’s has reconciled loss from continuing operations, before special items, to loss from continuing operations, the nearest GAAP measure in context.

(2)	Per share amounts are per diluted share after tax (adjustments assume an effective 34% tax rate).

Balance Sheet and Capital Expenditures

We ended the second quarter with a debt balance outstanding of $37.4 million, up from $37.0 million at the end of fiscal 2016. During the second quarter, our capital expenditures decreased to $3.0 million, compared to $5.2 million in the second quarter fiscal 2016. At the end of the second quarter, we had $1.4 million in cash and $147.9 million in total shareholders’ equity.

Restaurant Counts:

	August 31, 2016	FY17 YTD Q2 Openings	FY17 YTD Q2 Closings	March 15, 2017
Luby’s Cafeterias(1)	91	—	—	91
Fuddruckers Restaurants(1)	75	—	(2)	73
Cheeseburger in Paradise	8	—	—	8
Other restaurants(2)	1	—	—	1
Total	175	—	(2)	173

(1)	Includes 6 restaurants that are part of Combo locations

(2)	Other restaurants include one Bob Luby’s Seafood Grill
Conference Call

Luby’s will host a conference call on April 19, 2017 at 4:30 p.m. Central Time to discuss further its second quarter fiscal 2017 results. To access the call live, dial (412) 902-0030 and use the access code 13658969#
at least 10 minutes prior to the start time, or listen live over the Internet by visiting the events page in the investor relations section of www.lubysinc.com. For those who cannot listen to the live call, a telephonic replay will be available through April 26, 2017 and may be accessed by calling (201) 612-7415 and using the access code 13658969#. Also, an archive of the webcast will be available after the call for a period of 90 days on the "Investors" section of the Company's website.

About Luby’s

Luby’s, Inc. (NYSE: LUB) operates 172 restaurants nationally as of April 19, 2017: 90 Luby’s Cafeterias, 73 Fuddruckers, 8 Cheeseburger in Paradise and one Bob Luby’s Seafood Grill. Luby's is the franchisor for 113 Fuddruckers franchise locations across the United States (including Puerto Rico), Canada, Mexico, Italy, the Dominican Republic, and Colombia. Additionally, a licensee operates 35 restaurants with the exclusive right to use the Fuddruckers proprietary marks, trade dress, and system in certain countries in the Middle East. The Company does not receive revenue or royalties from these Middle East restaurants. Luby's Culinary Contract Services provides food service management to 23 sites consisting of healthcare and corporate dining locations.

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including the statements under the caption “Outlook” and any other statements regarding scheduled openings of units, scheduled closures of units, sales of assets, expected proceeds from the sale of assets, expected levels of capital expenditures, effects of food commodity costs, anticipated financial results in future periods and expectations of industry conditions.

Luby’s cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements, registration statements, and other written communications, as well as oral statements made from time to time by representatives of Luby’s. The following factors, as well as any other cautionary language included in this press release, provide examples of risks, uncertainties and events that may cause Luby’s actual results to differ materially from the expectations Luby’s describes in such forward-looking statements: general business and economic conditions; the impact of competition; our operating initiatives; fluctuations in the costs of commodities, including beef, poultry, seafood, dairy, cheese and produce; increases in utility costs, including the costs of natural gas and other energy supplies; changes in the availability and cost of labor; the seasonality of Luby’s business; changes in governmental regulations, including changes in minimum wages; the effects of inflation; the availability of credit; unfavorable publicity relating to operations, including publicity concerning food quality, illness or other health concerns or labor relations; the continued service of key management personnel; and other risks and uncertainties disclosed in Luby’s annual reports on Form 10-K and quarterly reports on Form 10-Q.

Luby’s, Inc.
Consolidated Statements of Operations (unaudited)
(In thousands, except per share data)

	Quarter Ended		Two Quarters Ended
	March 15, 2017	March 9, 2016	March 15, 2017	March 9, 2016
	(12 weeks)	(12 weeks)	(28 weeks)	(28 weeks)
SALES:
Restaurant sales	$81,064	$86,314	$189,147	$199,861
Culinary contract services	3,306	3,918	7,602	8,833
Franchise revenue	1,819	1,700	3,691	3,825
Vending revenue	125	137	284	295
TOTAL SALES	86,314	92,069	200,724	212,814
COSTS AND EXPENSES:
Cost of food	22,583	24,600	53,433	57,034
Payroll and related costs	29,295	29,834	67,968	69,258
Other operating expenses	13,763	13,736	33,411	32,157
Occupancy costs	5,322	5,535	11,797	12,177
Opening costs	132	174	298	571
Cost of culinary contract services	2,960	3,520	6,771	7,942
Cost of franchise operations	436	428	1,016	1,039
Depreciation and amortization	4,788	5,220	11,338	12,235
Selling, general and administrative expenses	9,008	9,843	22,767	23,086
Provision for asset impairments and restaurant closings, net	5,963	37	6,250	37
Net loss (gain) on disposition of property and equipment	329	(556)	414	(835)
Total costs and expenses	94,579	92,371	215,463	214,701
LOSS FROM OPERATIONS	(8,265)	(302)	(14,739)	(1,887)
Interest income	1	1	3	2
Interest expense	(727)	(495)	(1,330)	(1,191)
Other income (expense), net	(242)	29	(139)	(90)
Loss before income taxes and discontinued operations	(9,233)	(767)	(16,205)	(3,166)
Provision (benefit) for income taxes	3,603	(185)	2,145	(845)
Loss from continuing operations	(12,836)	(582)	(18,350)	(2,321)
Loss from discontinued operations, net of income taxes	(343)	(17)	(415)	(89)
NET LOSS	$(13,179)	$(599)	$(18,765)	$(2,410)
Loss per share from continuing operations:
Basic	$(0.44)	$(0.02)	$(0.62)	$(0.08)
Assuming dilution	$(0.44)	$(0.02)	$(0.62)	$(0.08)
Loss per share from discontinued operations:
Basic	$(0.01)	$(0.00)	$(0.02)	$(0.00)
Assuming dilution	$(0.01)	$(0.00)	$(0.02)	$(0.00)
Net loss per share:
Basic	$(0.45)	$(0.02)	$(0.64)	$(0.08)
Assuming dilution	$(0.45)	$(0.02)	$(0.64)	$(0.08)
Weighted average shares outstanding:
Basic	29,522	29,247	29,418	29,182
Assuming dilution	29,522	29,247	29,418	29,182

The following table contains information derived from the Company’s Consolidated Statements of Operations expressed as a percentage of sales. Percentages may not total due to rounding.

	Quarter Ended		Two Quarters Ended
	March 15, 2017	March 9, 2016	March 15, 2017	March 9, 2016
	(12 weeks)	(12 weeks)	(28 weeks)	(28 weeks)

Restaurant sales	93.9%	93.7%	94.2%	93.9%
Culinary contract services	3.8%	4.3%	3.8%	4.2%
Franchise revenue	2.1%	1.8%	1.8%	1.8%
Vending revenue	0.1%	0.1%	0.1%	0.1%
TOTAL SALES	100.0%	100.0%	100.0%	100.0%

COSTS AND EXPENSES:

(As a percentage of restaurant sales)
Cost of food	27.9%	28.5%	28.2%	28.5%
Payroll and related costs	36.1%	34.6%	35.9%	34.7%
Other operating expenses	17.0%	15.9%	17.7%	16.1%
Occupancy costs	6.6%	6.4%	6.2%	6.1%
Vending revenue	(0.2)%	(0.2)%	(0.2)%	(0.1)%
Store level profit	12.6%	14.8%	12.1%	14.8%

(As a percentage of total sales)
Marketing and advertising expenses	1.7%	1.6%	1.9%	1.6%
General and administrative expenses	8.7%	9.1%	9.4%	9.2%
Selling, general and administrative expenses	10.4%	10.7%	11.3%	10.8%
LOSS FROM OPERATIONS	(9.6)%	(0.3)%	(7.3)%	(0.9)%

Luby’s, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	March 15, 2017	August 31, 2016
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,352	$1,339
Trade accounts and other receivables, net	5,389	5,919
Food and supply inventories	4,589	4,596
Prepaid expenses	3,035	3,147
Assets related to discontinued operations	—	1
Deferred income taxes	255	540
Total current assets	14,620	15,542
Property held for sale	3,929	5,522
Assets related to discontinued operations	2,830	3,192
Property and equipment, net	185,067	193,218
Intangible assets, net	20,298	21,074
Goodwill	1,068	1,605
Deferred income taxes	7,011	8,738
Other assets	3,278	3,334
Total assets	$238,101	$252,225
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$18,311	$17,539
Liabilities related to discontinued operations	387	412
Current portion of credit facility debt	2,450	—
Accrued expenses and other liabilities	26,321	23,752
Total current liabilities	47,469	41,703
Credit facility debt, less current portion	34,617	37,000
Liabilities related to discontinued operations	16	17
Other liabilities	8,141	7,752
Total liabilities	$90,243	$86,472
Commitments and Contingencies
SHAREHOLDERS’ EQUITY
Common stock, $0.32 par value; 100,000,000 shares authorized; shares issued were 29,566,355 and 29,440,041, respectively; shares outstanding were 29,066,355 and 28,940,041, respectively	9,461	9,421
Paid-in capital	31,178	30,348
Retained earnings	111,994	130,759
Less cost of treasury stock, 500,000 shares	(4,775)	(4,775)
Total shareholders’ equity	147,858	165,753
Total liabilities and shareholders’ equity	$238,101	$252,225

Luby’s, Inc.
Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Two Quarters Ended
	March 15, 2017	March 9, 2016
	(28 weeks)	(28 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(18,765)	$(2,410)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for asset impairments and net (gains) on property sales	6,664	(798)
Depreciation and amortization	11,338	12,250
Amortization of debt issuance cost	283	202
Share-based compensation expense	870	803
Deferred tax provision (benefit)	2,399	(1,247)
Cash provided by operating activities before changes in operating assets and liabilities	2,789	8,800
Changes in operating assets and liabilities:
Decrease (Increase) in trade accounts and other receivables	530	(214)
Decrease (Increase) in food and supply inventories	7	(805)
Decrease in prepaid expenses and other assets	210	381
Increase (Decrease) in accounts payable, accrued expenses and other liabilities	3,067	(971)
Net cash provided by operating activities	6,603	7,191
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from disposal of assets and property held for sale	1,631	4,167
Decrease in notes receivable	—	17
Purchases of property and equipment	(7,962)	(10,970)
Net cash used in investing activities	(6,331)	(6,786)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolver borrowings	65,700	50,700
Revolver repayments	(99,700)	(51,200)
Proceeds from term loan	35,000	—
Term loan repayments	(613)	—
Debt issuance costs	(646)	(42)
Proceeds received on the exercise of employee stock options	—	75
Net cash used in financing activities	(259)	(467)
Net increase (decrease) in cash and cash equivalents	13	(62)
Cash and cash equivalents at beginning of period	1,339	1,501
Cash and cash equivalents at end of period	$1,352	$1,439
Cash paid for:
Income taxes	$—	$—
Interest	679	951

Although store level profit, defined as restaurant sales plus vending revenue, less cost of food, payroll and related costs, other operating expenses, and occupancy costs is a non-GAAP measure, we believe its presentation is useful because it explicitly shows the results of our most significant reportable segment.   The following table reconciles between store level profit, a non-GAAP measure to loss from continuing operations, a GAAP measure:

	Quarter Ended		Two Quarters Ended
	March 15, 2017	March 9, 2016	March 15, 2017	March 9, 2016
	(12 weeks)	(12 weeks)	(28 weeks)	(28 weeks)

Store level profit	$10,226	$12,746	$22,822	$29,530

Plus:
Sales from culinary contract services	3,306	3,918	7,602	8,833
Sales from franchise operations	1,819	1,700	3,691	3,825

Less:
Opening costs	132	174	298	571
Cost of culinary contract services	2,960	3,520	6,771	7,942
Cost of franchise operations	436	428	1,016	1,039
Depreciation and amortization	4,788	5,220	11,338	12,235
Selling, general and administrative expenses	9,008	9,843	22,767	23,086
Provision for asset impairments and restaurant closings, net	5,963	37	6,250	37
Net loss (gain) on disposition of property and equipment	329	(556)	414	(835)
Interest income	(1)	(1)	(3)	(2)
Interest expense	727	495	1,330	1,191
Other income (expense), net	242	(29)	139	90
Provision (benefit) for income taxes	3,603	(185)	2,145	(845)
Loss from continuing operations	$(12,836)	$(582)	$(18,350)	$(2,321)

Adjusted EBITDA
Adjusted EBITDA is defined as income (loss) from continuing operations before interest, provision (benefit) for income taxes and depreciation and amortization and excluding net gain (loss) on disposing of property and equipment, provision for asset impairments and restaurant closings, non-cash compensation expense, franchise taxes, and decrease / (increase) in fair value of derivatives.
Adjusted EBITDA is intended as a supplemental measure of our performance that is not required by, or presented in accordance with GAAP. We believe Adjusted EBITDA provides useful information to management and investors in valuing the Company and evaluating ongoing operating results and trends and in comparing our results to other competitors. Our management uses Adjusted EBITDA in evaluating management's performance when determining incentive compensation.
Adjusted EBITDA, as defined, may not be comparable to other similarly titled measures as computed by other companies. These measures should be considered supplemental and not a substitute or superior to other GAAP performance measures.

($ thousands)	Quarter Ended		Two Quarters Ended
	March 15, 2017	March 9, 2016	March 15, 2017	March 9, 2016
	(12 weeks)	(12 weeks)	(28 weeks)	(28 weeks)

Loss from continuing operations	$(12,836)	$(582)	$(18,350)	$(2,321)
Depreciation and amortization	4,788	5,220	11,338	12,235
Provision (benefit) for income taxes	3,603	(185)	2,145	(845)
Interest expense	727	495	1,330	1,191
Interest income	(1)	(1)	(3)	(2)
Net loss (gain) on disposition of property and equipment	329	(556)	414	(835)
Provision for asset impairments and restaurant closings, net	5,963	37	6,250	37
Non-cash compensation expense	689	443	1,458	1,169
Franchise Taxes	42	42	97	97
Decrease / (Increase) in Fair Value of Derivative	(46)	—	45	—
Adjusted EBITDA	$3,258	$4,913	$4,724	$10,726